Exhibit 3.1
SECOND AMENDED AND RESTATED
BYLAWS
OF
AMERICAN REPROGRAPHICS COMPANY,
A DELAWARE CORPORATION

SECOND AMENDED AND RESTATED
BYLAWS
OF
AMERICAN REPROGRAPHICS COMPANY,
a Delaware corporation
ARTICLE I.
OFFICES
Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.
CORPORATE SEAL
Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.
ARTICLE III.
STOCKHOLDERS’ MEETINGS
Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meetings. The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly be brought before it in accordance with Section 15, shall be held on such date and at such time as may be designated by the Board of Directors.
Section 6. Special Meetings. Special meetings of the stockholders of the corporation may be called at anytime by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Board of Directors. A special meeting may not be called by any other person or persons. Only such business shall be transacted at a special meeting of stockholders as shall have been properly brought before the meeting by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Board of Directors.
Section 7. Notice of Stockholder Meetings.
(a) Notice, given in writing, by electronic transmission or by any other means permitted under the DGCL, of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting, and (i) in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called (no business other than that specified in the notice of meeting may be transacted), or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the time of giving notice, intends to present for action by the stockholders (but any proper matter may be presented by the Board of Directors or otherwise in accordance with these Bylaws at the meeting for such action). Any previously scheduled meeting of stockholders may be postponed, and (unless the certificate of incorporation otherwise provides) any special meeting of stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.
(b) Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.
(c) Subject to the prior consent of the stockholder to whom the notice is to be given, by email or other form of electronic transmission as permitted by Section 232 of the DGCL. For the purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(d) Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication; if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of stock (not including treasury stock) entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting) thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with the DGCL. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.
Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12. List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination by any stockholder during the time of the meeting as required by applicable law. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
Section 13. Action without Meeting. Following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933 (the “1933 Act”), as amended, covering the offer and sale of common stock to the public (“the “Initial Public Offering”), no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.

Section 14. Organization.
(a) At every meeting of stockholders, (a) the Chairman of the Board of Directors, (b) in the absence thereof, such person as the Chairman of the Board of Directors shall appoint, (c) in the absence thereof, or in the event that the Chairman of the Board of Directors shall fail to make such an appointment, the President, or (d) if the President is absent, or in the event that the President shall fail to make such an appointment, any officer of the corporation elected by the Board of Directors shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the Chairman of the Board of Directors, shall act as secretary of the meeting.
(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 15. Nominations and Proposals.
(a) Advance Notice of Stockholder Business.
(i) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) by or at the direction of the Board of Directors or any committee thereof, (B) pursuant to the corporation’s notice of meeting (or any supplement thereto), or (C) by a stockholder of the corporation (1) who is a stockholder of record on the date of the giving of notice provided for in these Bylaws through and including the record date for the determination of stockholders entitled to notice of such meeting and, if different, the record date for determination of stockholders entitled to vote at such meeting, and (2) has timely complied in proper written form with the notice procedures set forth in this Section 15(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business (other than business included in the corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”)) before an annual meeting of stockholders.

(ii) To comply with clause (C) of Section 15(a)(i), a stockholder’s notice must be in writing, must set forth all information required under this Section 15(a) and must be timely received by the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 90th day nor earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice by the stockholder to be timely must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 15(a)(ii).
(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the name and address of any Stockholder Associated Person (as defined below), if any, on whose behalf the proposal is made; (3) the class, series and number of shares of the corporation that are owned of record by the stockholder or any Stockholder Associated Person, and the date such shares were acquired and the investment intent of such acquisition; (4) the class, series and number of, and the nominee holder for, any shares of the corporation that are owned, directly or indirectly, beneficially but not of record by the stockholder or any Stockholder Associated Person, and the date such shares were acquired and the investment intent of such acquisition; (5) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; (6) a description of all purchases and sales of securities of the corporation by such stockholder or Stockholder Associated Person during the previous 60-day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (7) a description of all Derivative Transactions (as defined below) by such stockholder or Stockholder Associated Person during the previous 60-day period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined below) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions; (8) the type and number of any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, that are beneficially owned, directly or indirectly, by such stockholder or Stockholder Associated Person; (9) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; (10) any material interest of the stockholder or a Stockholder Associated Person in the corporation’s business; and (11) a statement whether either such stockholder or any Stockholder Associated Person intends, or is part of a group that intends, (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to adopt the proposal, and/or (b) otherwise to solicit proxies from stockholder in support of such proposal (such statement, a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary shall be updated and supplemented so that the information provided or required to be provided in such notice pursuant to this Section 15(a)(iii) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and, if different, the record date for determining the stockholders entitled to vote at the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the applicable record date.
(iv) Without exception, no business shall be conducted at any annual meeting except business brought before the meeting in accordance with this Section 15(a) and, if applicable, Section 15(b). In addition, business may not be brought before the annual meeting if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 15(a) (including whether the stockholder or Stockholder Associated Person, if any, complied with the last sentence of Section 15(a)(iii)), and, if the chairman should so determine, the chairman shall declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.
(b) Advance Notice of Director Nominations at Annual Meetings.
(i) Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 15(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any committee thereof, (B) pursuant to the corporation’s notice of meeting (or any supplement thereto), or (C) by a stockholder of the corporation (1) who is a stockholder of record on the date of the giving of notice provided for in these Bylaws through and including the record date for the determination of stockholders entitled to notice of such meeting and, if different, the record date for determination of stockholders entitled to vote at such meeting, and (2) has complied with the notice procedures set forth in this Section 15(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary.

(ii) To comply with clause (C) of Section 15(b)(i), a nomination to be made by a stockholder must be in writing, must set forth all information required under this Section 15(b) and must be received by the Secretary at the principal executive offices of the corporation at the time and in accordance with the final two sentences of Section 15(a)(ii).
(iii) To be in proper written form, such stockholder’s notice shall set forth or be accompanied by:
(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee; (B) the principal occupation or employment of the nominee; (C) the class, series and number of shares of the corporation that are, directly or indirectly, beneficially owned or owned of record by the nominee; (D) with respect to the foregoing clause (C), the date the shares were acquired and the investment intent of such acquisition; (E) a description of all purchases and sales of securities of the corporation by such nominee during the previous 60-day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (F) a description of all Derivative Transactions by such nominee during the previous 60-day period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such nominee would be required to report on an Insider Report (as defined below) if such nominee were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions; (G) the type and number of any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, that are beneficially owned, directly or indirectly, by such nominee; (H) any rights to dividends on the shares of the corporation owned beneficially by such nominee that are separated or separable from the underlying shares of stock of the corporation; (I) any material interest of the nominee in the corporation’s business; (J) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (K) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders; and (L) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice and any Stockholder Associated Person on whose behalf the nomination is made, (A) the information required to be provided pursuant to clauses (C) through (J) of Section 15(a)(iii)(1) above, (B) any other information relating to the stockholder and any Stockholder Associated Person that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and (C) a statement whether either such stockholder or Stockholder Associated Person, if any, intends, or is part of a group that intends, (a) to deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares required under applicable law to elect such nominee(s), and/or (b) otherwise to solicit proxies from stockholders in support of such nomination (such statement, a “Nominee Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary shall be updated and supplemented so that the information provided or required to be provided in such notice pursuant to this Section 15(b)(iii) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and, if different, the record date for determining the stockholders entitled to vote at the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days following the applicable record date.
(iv) At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 15(b).
(v) Notwithstanding anything in paragraph (b)(ii) of this Section 15 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no Public Announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the corporation.
(vi) Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting unless nominated in accordance with this Section 15(b). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with this Section 15(b), and if the chairman should so determine, the chairman shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any stockholder of the corporation who complies with Section 15(b) as though such section applied to the special meeting, who is a stockholder of record on the date of the giving of notice provided for in these Bylaws through and including the record date for the determination of stockholders entitled to notice of such meeting and, if different, the record date for determination of stockholders entitled to vote at such meeting. Any such stockholder may nominate up to that number of persons which is equal to the number of directors to be elected at the meeting Notwithstanding the deadlines in Section 15(b), the stockholder’s notice required by Section 15(b) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting or (B) the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 15; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 15 (including Sections 15(a)(i)(C), (b)(i)(C) and (c)), and compliance with Sections 15(a)(i)(C), (b)(i)(C) and (c) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 15 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. Notwithstanding the foregoing provisions of this Section 15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present proposed business or a proposed nomination, such proposed business shall not be transacted and any such nomination shall be disregarded, notwithstanding that proxies in respect of any such vote may have been received by the corporation.

(e) Definitions. For purposes of this Section 15:
(i) a “Derivative Transaction” shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of the security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, or (B) any transaction in, or arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise.
(ii) an “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act by a person who is a director or officer or who is directly or indirectly the beneficial owner of more than 10% of the shares of the corporation.
(iii) “Public Announcement” shall mean disclosure in a press release reported by a national news service, included in an electronic news feed or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(iv) a “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal is made or on whose behalf a director nomination is made, and (C) any person controlling, controlled by, under common control, or acting in concert, with such person referred to in the preceding clauses (A) and (B).
(v) to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.
(f) The Board of Directors may, from time to time, require any individual nominated to serve as a director to agree in writing with regard to manners of business ethics and confidentiality which such nominee serves as a director, such agreement to be on the terms and in a form satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors. The terms of such agreement may be substantially similar to the Code of Conduct of the corporation or any similar code promulgated by the corporation or may differ from or supplement any such form.

ARTICLE IV.
DIRECTORS
Section 16. Number and Term Of Office. The authorized number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the then authorized number of directors constituting the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
Section 17. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 18. Election of Directors.
(a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(b) No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled.
Section 19. Vacancies. Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any director.
Section 20. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 21. Removal. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors or any individual director may be removed from office at any time: (1) with cause by the affirmative vote of the holders of 66-2/3% of the voting power of all the then-outstanding shares of capital stock of the Corporation, entitled to vote at an election of directors or (2) without cause by the affirmative vote of the holders of 66-2/3% of the voting power of all the then-outstanding shares of capital stock of the Corporation, entitled to vote at an election of directors.
Section 22. Meetings.
(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.
(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President, or a majority of the Board of Directors.
(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 23. Quorum and Voting.
(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the authorized number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 24. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 25. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.
Section 26. Committees.
(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 27. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the Chairman of the Board of Directors, shall act as secretary of the meeting.

ARTICLE V.
OFFICERS
Section 28. Officers Designated.
(a) General. The officers of the corporation shall include, if and when designated by the Board of Directors, a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Executive officers of the corporation shall only be those officers expressly designated by such by the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, a Treasurer and a Controller, and any such officer as may be appointed in accordance with Section 28(b) of these Bylaws. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
(b) Subordinate Officers. The Board of Directors may appoint, or empower the Chief Executive Officer or, in his absence, the President, to appoint, such other officers and agents as the business of the corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided herein or as the Board of Directors may from time to time determine.
Section 29. Tenure and Duties of Officers.
(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.
(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(c) Duties of Chief Executive Officer. The Chief Executive Officer shall have general supervision of all the departments and business of the corporation. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. Unless some other officer has been elected President of the corporation, the Chief Executive Officer shall be the president of the corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d) Duties of President. The President shall also serve as the Chief Operating Officer of the corporation and shall be responsible for the day-to-day operations of the corporation. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and the Chairman of the Board of Directors is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
(e) Duties of Vice Presidents. The Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.
(g) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Treasurer or Assistant Treasurer, or any Controller or Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each such Treasurer or Assistant Treasurer and each such Controller or Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 30. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 31. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 32. Removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI.
EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 33. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors may authorize from time to time.
Section 34. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VII.
SHARES OF STOCK
Section 35. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by a certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and rights, and the limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided under the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and the relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 36. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 37. Transfers.
(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other lawful manner permitted by the corporation).
(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 38. Fixing Record Dates.
(a) In order that the corporation may determine the stockholders entitled to notice of any meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date for the determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.
(b) If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII.
OTHER SECURITIES OF THE CORPORATION
Section 40. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
ARTICLE IX.
DIVIDENDS
Section 41. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X.
FISCAL YEAR
Section 43. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI.
INDEMNIFICATION
Section 44. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a) Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).
(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.
(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 44 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 44, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 44 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action by clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 44 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 44.
(h) Amendments. The right to indemnification and advancement of expenses conferred in this Section 44 shall be deemed to constitute a contract between the corporation and each of the persons entitled to indemnification and/or advancement of expenses hereunder who serves in such capacity at any time while these Bylaws are in effect. Any amendment, repeal or modification of this Section 44 shall only be prospective and shall not affect the rights or protections under this Section 44 in respect of any action or omission occurring prior to such amendment, repeal or modification.
(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 44 that shall not have been invalidated, or by any other applicable law. If this Section 44 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.
(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 44 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 44.
ARTICLE XII.
NOTICES
Section 45. Notices.
(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.
(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing or other means of giving notice to stockholders meetings, executed by a duly authorized and competent employee of the corporation or its transfer agent, or other agent of the Corporation giving notice shall, in the absence of fraud, be prima facie evidence of the giving of notice.
(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e) Notice to Person with whom Communication is Unlawful. Whenever notice is required to be given, under any provision of applicable law, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII.
AMENDMENTS
Section 46. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.
ARTICLE XIV.
LOANS TO OFFICERS
Section 47. Loans to Officers. Except as otherwise prohibited by applicable law including the Sarbanes- Oxley Act of 2002, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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